Exhibit 4.41

To:    Scorpio Bulkers Inc.
SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited
9, Boulevard Charles III
Monaco 98000

Dated: April 26, 2016

Dear Sirs:

We refer to that certain senior secured term credit agreement dated as of July 29, 2014 (the “Original Credit Agreement”), among Scorpio Bulkers Inc., as borrower (the “Borrower”), the guarantors listed in Schedule 1-A of the Credit Agreement, as guarantors (each a “Guarantor”), the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders (the “Lenders”), The Export-Import Bank of China, Crédit Agricole Corporate and Investment Bank (“CA-CIB”), Deutsche Bank AG London, BNP Paribas and Skandinaviska Enskilda Banken AB (publ), as lead arrangers (the “Lead Arrangers”), CA-CIB and Deutsche Bank AG London, as bookrunners (the “Bookrunners”) and CA-CIB, as coordinating bank, account bank, security trustee (in such capacity, the “Security Trustee”) and administrative agent (in such capacity, the “Agent” and together with the Lenders, the Lead Arrangers, the Bookrunners and the Security Trustee, the “Creditor Parties”) as previously amended and supplemented by that certain letter agreement dated October 27, 2015, that certain letter agreement dated January 13, 2016 and that certain letter agreement dated March 23, 2016 (the “Third Letter Agreement”), each among the Borrower, each Guarantor named therein, the Lenders, the Agent and the Security Trustee (collectively, as the Original Credit Agreement has been or may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). We also refer to each of the Guarantor Joinder Agreements identified in Schedule 1 hereto (each a “Guarantor Joinder Agreement”). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

Exhibit 4.41

The Borrower has requested that the Lenders consent to:

1.	the prepayment on an up front basis of each Advance of the Loan in an amount for the relevant Collateral Vessel identified in Schedule 2; and

2.
the Borrower resuming making the remaining repayment instalments for each Advance of the Loan related to a Collateral Vessel identified in Schedule 2 hereto on the second Quarterly Payment Date falling in 2017 rather than the first Quarterly Payment Date falling in 2017 as indicated in the Third Letter Agreement.

The Lenders hereby consent to the prepayment of the Loan and the modification of the repayment schedule of the Loan as indicated above subject to the following terms and conditions:

1.
On or before May 6, 2016, the Borrower shall have prepaid each Advance related to the Collateral Vessels identified in Schedule 2 hereto, in each case in such amount set forth for such Collateral Vessel in such Schedule 2. For the purpose of this letter agreement, the date on which the Borrower makes the prepayment required by this paragraph 1 shall be referred to as the “Prepayment Date”.

2.
Except for the prepayment of each Advance of the Loan referred to above, the Borrower shall not be required to make a repayment instalment for any Advance of the Loan related to a Collateral Vessel identified in Schedule 2 hereof until the second Quarterly Payment Date falling in 2017. For the avoidance of doubt, for any Advance of the Loan not related to a Collateral Vessel identified in Schedule 2 of this letter agreement, each such Advance shall be repaid as expressly provided for in the Original Credit Agreement.

3.
References in the Credit Agreement and each of the other Finance Documents to “this Agreement” or “Credit Agreement” or other equivalent references shall mean the Credit Agreement as further amended and supplemented by this letter agreement. This letter agreement shall be deemed a “Finance Document” as such term is used in the Credit Agreement.

4.	Each of the Security Parties represents and warrants to the Creditor Parties that:

a.
the representations and warranties set out in Clause 10 of the Credit Agreement (other than those relating to a specific date) were true and correct as to the Borrower on the Effective Date and each Drawdown Date and as to each of the Guarantors on the date of the Guarantor Joinder Agreement to which it is a party and each Drawdown Date occurring on or after the date of such Guarantor Joinder Agreement and are true and correct as if made on the Prepayment Date and the date of this letter agreement;

b.
each of the Security Parties has the power to execute, deliver and perform its obligations under this letter agreement and all necessary corporate, shareholder and other actions have been taken by each Security Party to authorize the execution, delivery and performance of this letter agreement;

c.	this letter agreement constitutes valid and legally binding obligations of each of the Security Parties enforceable in accordance with its terms;

Exhibit 4.41

d.
the execution, delivery and performance of this letter agreement will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or decree to which any of the Security Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Security Parties is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the constitutional documents of any of the Security Parties or (iv) result in the creation or imposition of or oblige any of the Security Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Security Parties;

e.
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this letter agreement that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Pertinent Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Pertinent Jurisdiction on or in relation to this letter agreement and this letter agreement is in proper form for its enforcement in the court of each Pertinent Jurisdiction; and

f.
every consent, authorization, license or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Security Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this letter agreement or the performance by any of the Security Parties of their respective obligations under this letter agreement has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

5.
Each of the Finance Documents to which a Security Party is a party and its obligations thereunder, shall remain in full force and effect notwithstanding the amendment of the Credit Agreement provided for in this letter agreement.

6.
The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or any other Creditor Party in connection with the preparation and execution of this letter agreement and or the modification of the form of any Finance Document or any related documents deemed necessary by the Agent in connection with the modifications to the Credit Agreement referred to herein, including, without limitation, the reasonable fees and disbursements of a Creditor Party’s legal counsel.

7.
The Borrower and each Guarantor shall provide the Agent with copies of resolutions of the directors of each Security Party and stockholders of each Security Party (other than the Borrower) approving this letter agreement and authorizing the signature, delivery and performance of such Security Party’s obligations hereunder, certified (in a certificate dated no earlier than five (5) Business Days prior to the Repayment Date) by an officer of such Security Party as:

Exhibit 4.41

a.	being true and correct;

b.
being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party (apart from the Borrower) duly convened and held or duly adopted by written consent;

c.	not having been amended, modified or revoked; and

d.	being in full force and effect,

e.	together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions.

8.
The Borrower shall provide the Agent with an opinion of Seward & Kissel LLP, special counsel to the Security Parties, with respect to New York and Marshall Islands law, in form and substance satisfactory to the Agent.

9.	The provisions of Clauses 29, 30, 32 and 33 of the Credit Agreement shall apply to this letter agreement as if set forth herein.

10.
Save as amended by this letter agreement, the provisions of the Credit Agreement and each of the other Finance Documents shall continue in full force and effect and the Credit Agreement and this letter agreement shall be read and construed as one instrument.

Very truly yours,

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Agent and Security Trustee
/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.41

Consented and Agreed to as of
This 26th day of April, 2016

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Lender

/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL), as Lender
/s/ Marten Sennerup
/s/ Magnus Rundgren
By:__________________________
Name:
Title:

THE EXPORT-IMPORT BANK OF
CHINA, as Lender
/s/ Gao Zenfeng
By:__________________________
Name: Gao Zenfeng
Title: Assistant General Manager

BNP PARIBAS, as Lender
/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHAFT, as
Lender

By:__________________________
Name:
Title:

Exhibit 4.41

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

Scorpio Bulkers Inc.
/s/ Hugh Baker
By:__________________________
Name: Hugh Baker
Title: Chief Financial Officer
Date: April _26_, 2016

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited

/s/ Hugh Baker
By:__________________________
Name: Hugh Baker
Title: Secretary
Date: April _26__, 2016

Exhibit 4.41

Schedule 1

Guarantor Joinder Agreement dated January 12, 2015 between SBI Bravo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 4, 2015 between SBI Leo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 13, 2015 between SBI Antares Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated July 13, 2015 between SBI Lyra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 14, 2015 between SBI Pegasus Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 20, 2015 between SBI Subaru Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 2, 2015 between SBI Maia Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 4, 2015 between SBI Capoeira Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 10, 2015 between SBI Hydra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 21, 2015 between SBI Carioca Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated October 13, 2015 between SBI Ursa Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated November 2, 2015 between SBI Orion Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Lambada Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Hercules Shipping Company Limited and the Agent.

Exhibit 4.41

Schedule 2

Guarantor	Collateral Vessel	Prepayment Amount
SBI Bravo Shipping Company Limited	SBI BRAVO	$541,386.06
SBI Leo Shipping Company Limited	SBI LEO	$541,386.06
SBI Antares Shipping Company Limited	SBI ANTARES	$541,386.06
SBI Lyra Shipping Company Limited	SBI LYRA	$541,386.06
SBI Subaru Shipping Company Limited	SBI SUBARU	$541,386.06
SBI Pegasus Shipping Company Limited	SBI PEGASUS	$541,386.06
SBI Maia Shipping Company Limited	SBI MAIA	$541,386.06
SBI Capoeira Shipping Company Limited	SBI CAPOEIRA	$541,386.06
SBI Hydra Shipping Company Limited	SBI HYDRA	$541,386.06
SBI Carioca Shipping Company Limited	SBI CARIOCA	$541,386.06
SBI Ursa Shipping Company Limited	SBI URSA	$541,386.06
SBI Orion Shipping Company Limited	SBI ORION	$1,375,364.03
SBI Hercules Shipping Company Limited	SBI HERCULES	$1,271,842.01
SBI Lambada Shipping Company Limited	SBI LAMBADA	$1,397,547.32

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